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                                                                      EXHIBIT 11

                        TALX CORPORATION AND SUBSIDIARIES
          STATEMENT REGARDING COMPUTATION OF EARNINGS (LOSS) PER SHARE
                            (restated and unaudited)

                                                      THREE MONTHS ENDED SEPT. 30,         SIX MONTHS ENDED SEPT. 30,
                                                     -----------------------------  ---------------------------------
                                                        2002              2003              2002             2003
                                                     -----------       -----------       -----------      -----------
Basic Earnings (Loss) Per Share:

Actual shares outstanding - beginning of period       13,942,553        13,948,542        13,909,714       13,948,542
Weighted average number of common shares issued,
  net of treasury stock (1)                             (155,549)         (420,216)          (84,853)        (430,500)
                                                     -----------       -----------       -----------      -----------
Weighted average number of common shares
  outstanding - end of period                         13,787,004        13,528,326        13,824,861       13,518,042
                                                     ===========       ===========       ===========      ===========

Net earnings (loss):
    Continuing operations                            $ 2,543,000       $ 3,263,000       $ 4,841,000      $ 5,998,000
    Discontinued operations                                1,000            22,000          (172,000)         100,000
                                                     -----------       -----------       -----------      -----------
       Net earnings                                  $ 2,544,000       $ 3,285,000       $ 4,669,000      $ 6,098,000
                                                     ===========       ===========       ===========      ===========

Basic earnings (loss) per common share:
    Continuing operations                            $      0.18       $      0.24       $      0.35      $      0.44
    Discontinued operations                                 0.00              0.00             (0.01)            0.01
                                                     -----------       -----------       -----------      -----------
       Net earnings                                  $      0.18       $      0.24       $      0.34      $      0.45
                                                     ===========       ===========       ===========      ===========


Diluted Earnings (Loss) Per Share:

Actual shares outstanding - beginning of period       13,942,553        13,948,542        13,909,714       13,948,542
Weighted average number of common shares issued,
  net of treasury stock (1)                              294,642           352,025           408,873          213,680
                                                     -----------       -----------       -----------      -----------
Weighted average number of common shares
  outstanding - end of period                         14,237,195        14,300,567        14,318,587       14,162,222
                                                     ===========       ===========       ===========      ===========

Net earnings (loss):
    Continuing operations                            $ 2,543,000       $ 3,263,000       $ 4,841,000      $ 5,998,000
    Discontinued operations                                1,000            22,000          (172,000)         100,000
                                                     -----------       -----------       -----------      -----------
       Net earnings                                  $ 2,544,000       $ 3,285,000       $ 4,669,000      $ 6,098,000
                                                     ===========       ===========       ===========      ===========

Diluted earnings (loss) per common share:
    Continuing operations                            $      0.18       $      0.23       $      0.34      $      0.42
    Discontinued operations                                 0.00              0.00             (0.01)            0.01
                                                     -----------       -----------       -----------      -----------
       Net earnings                                  $      0.18       $      0.23       $      0.33      $      0.43
                                                     ===========       ===========       ===========      ===========

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(1)    Basic and diluted earnings (loss) per share has been computed using the number of shares of common stock and common stock options and warrants outstanding. The weighted average number of shares is based on common stock outstanding for basic earnings (loss) per share and common stock outstanding and common stock options and warrants for diluted earnings per share in periods when such common stock options and warrants are not antidilutive.